UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(D) of the Securities Exchange Act of 1934

September 14, 2004

Date of report (Date of earliest event reported)

HYPERFEED TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13093	36-3131704
(State of Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification)

300 South Wacker Drive, Suite 300, Chicago, Illinois 60606
(Address of principal executive offices, including zip code)

(312) 913-2800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3                           Securities and Trading Markets

Item 3.01                            Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 14, 2004, HyperFeed Technologies, Inc., a Delaware corporation (“HyperFeed”), received a notice from the Nasdaq Listing Qualifications staff (“Nasdaq staff”) stating that HyperFeed was not in compliance with the stockholders’ equity/market value of listed securities/net income continued listing requirement set forth in NASD Marketplace Rule 4310(c)(2)(B). The Nasdaq staff informed HyperFeed that if the company did not appeal the Nasdaq staff’s delisting determination, HyperFeed’s common stock would be delisted from the Nasdaq SmallCap Market at the opening of business on September 23, 2004. Having considered various business, legal and compliance aspects of this matter, the Board of Directors of HyperFeed determined not to appeal the Nasdaq staff’s determination and to move the listing of the company’s common stock to the OTC Bulletin Board. HyperFeed expects that its common stock will trade under the same symbol on the OTC Bulletin Board effective on or about September 23, 2004.

In compliance with the NASD Marketplace Rules, HyperFeed also issued a press release announcing the receipt of the foregoing delisting notice. A copy of this press release is attached as Exhibit 99.1 hereto. The reader is advised to read the press release in its entirety.

Section 9                           Financial Statements and Exhibits

Item 9.01                            Financial Statements and Exhibits

(c)                                  Exhibit 99.1                                    Press release dated September 20, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HYPERFEED TECHNOLOGIES, INC.

Date: September 20, 2004	By:	/s/ Randall J. Frapart
Name: Randall J. Frapart
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated September 20, 2004